Exhibit 10.1

                 AMENDMENT TO STOCK SALE AND PURCHASE AGREEMENT

     The undersigned parties, Axia Group, Inc. ("Seller") and Motorsports Emporium, Inc. (now International Building Technologies Group, Inc.) ("Company"), having previously entered into a certain Stock Sale and Purchase Agreement (the "SPA" or the "Transaction") on May 2, 2007, herein mutually agrees to the following:

     WHEREAS, the SPA set forth a purchase price or compensation for the Transaction;

     WHEREAS, the Parties now agree that the PURCHASE PRICE as set forth was renegotiated and an adjustment is required in order to part fairness to both Parties to this Transaction;

     THEREFORE, the Parties mutually agree to rescind and retire the Note for $1 million by the Company to Axia Group, except for any and all payments on the Note that have been made by the Company to date.

     All other terms and conditions set forth in the SPA shall remain valid and in full force.

Agreed this 25th day of September, 2007.


International Building Technologies Group, Inc.      Axia Group, Inc.


/s/ Kenneth Yeung                                    /s/ Jeff Flannery
------------------------------                       ---------------------------
By: Kenneth Yeung                                    By: Jeff Flannery
    President                                            CEO